                                                                    EXHIBIT 99.1

                              NETCORE SYSTEMS, INC.
                FORM OF PROXY SOLICITED BY THE BOARD OF DIRECTORS
               FOR A SPECIAL MEETING TO BE HELD ON _________, 1999


         The undersigned stockholder(s) of NetCore Systems, Inc., a Delaware corporation (the "Company"), hereby appoint(s) __________ and _____________, and each of them, as proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109 on ______, _________, 1999 at ________, local time, and any adjournment(s) or postponement(s) thereof, and to cast on behalf of the undersigned the number of votes the undersigned would be entitled to vote if personally present as set forth herein and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Proxy Statement and Prospectus and releases any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.

NETCORE SYSTEMS, INC.                                  PROXY FOR SPECIAL MEETING

         This proxy is revocable at any time before it is exercised and the undersigned reserve(s) the right to attend the meeting and vote in person.

                                    PROPOSAL

         The Board of Directors recommends a vote "FOR" the listed proposal.

         1. Proposal for approval and adoption of the Agreement and Plan of Merger dated as of June 29, 1999 by and among Tellabs, Inc., Blackhawk Merger Corp. and the Company.

            [ ]  FOR           [ ]  AGAINST            [ ]  ABSTAIN

         2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any one or more of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof and any prior proxies are hereby revoked.


                                      Dated:                            , 1999
                                            ----------------------------

                                      ---------------------------------------
                                      Signature

                                      ---------------------------------------
                                      Signature

                                     Your signature should be as your name
                                     appears hereon. When signed in a fiduciary or representative capacity please show your full title as such. For joint accounts each joint owner should sign.
                                     PLEASE DATE, SIGN AND RETURN IN THE
                                     ENCLOSED POSTMARKED ENVELOPE PROMPTLY.